                                                              EXHIBIT 99.1



                             REPUBLIC BANCORP, INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN

                                       AND

                                 TRUST AGREEMENT

























                                 January 1, 1999

                             REPUBLIC BANCORP, INC.

                     PROFIT SHARING PLAN AND TRUST AGREEMENT

                                Table of Contents

                                                                                                  PAGE

SECTION 1. - Definitions.............................................................................1

SECTION 2. - Participation...........................................................................7

     2.01   Participation ...........................................................................7
     2.02   Bound  by Plan ..........................................................................8

SECTION 3. - Contributions and Accounts..............................................................8

     3.01     Accounts...............................................................................8
     3.02     Company Contributions..................................................................8

SECTION 4. - Accounts................................................................................8

     4.01     Adjustment of Accounts.................................................................8
     4.02     Allocation of Cash Contributions.......................................................9
     4.03     Allocation of Forfeitures and Company Stock Contributions.............................10
     4.04     Participating Companies...............................................................10

SECTION 5. - Eligibility for Benefits...............................................................12

     5.01     Retirement............................................................................12
     5.02     Disability............................................................................12
     5.03     Death.................................................................................13
     5.04     Termination of Employment Prior to Normal Retirement Age..............................13
     5.05     Vesting Schedule......................................................................13
     5.06     Restoration of Forfeited Accrued Benefit..............................................14
     5.07     Calculation of Years of Service.......................................................14
     5.08     Forfeiture............................................................................15
     5.09     Beneficiary...........................................................................15
     5.10     Uniformed Services Rights.............................................................16

SECTION 6. - Payment of Benefits....................................................................16

     6.01     Commencement of Benefits..............................................................16
     6.02     Distributions.........................................................................17
     6.03     Pre-Retirement Distribution Rights....................................................17





     6.04     Minimum Distribution Requirements.....................................................18
     6.05     Eligible Rollover Distributions.......................................................20
     6.06     In-Service Withdrawals................................................................21

SECTION 7. - Claims Procedure.......................................................................21

     7.01     Claim for Benefit.....................................................................21
     7.02     Decision on Claim.....................................................................21
     7.03     Review Procedure......................................................................21
     7.04     Time Periods..........................................................................22

SECTION 8.  - Administration........................................................................22

     8.01     Administrative Committee..............................................................22
     8.02     Powers and Duties.....................................................................23
     8.03     Officers and Agents...................................................................23
     8.04     Reliance Upon Reports.................................................................23

SECTION 9. - Trust Fund and Trustee.................................................................24

     9.01     Trust Fund............................................................................24
     9.02     Management of Fund....................................................................25
     9.03     Distributions.........................................................................27
     9.04     Accounting by Trustee.................................................................27
     9.05     Expenses and Compensation.............................................................27
     9.06     Resignation or Removal of Trustee.....................................................28
     9.07     Notification to Trustee...............................................................28
     9.08     Indemnity of Trustee..................................................................29
     9.09     Procedure.............................................................................29
     9.10     Appointment of Trustee................................................................29
     9.11     Investment in Collective Trust Fund...................................................29
     9.12     Acquisition Loans.....................................................................29

SECTION 10. - Top Heavy Rules.......................................................................31

     10.01    Definitions...........................................................................31
     10.02    Determination of Top Heavy Status.....................................................32
     10.03    Minimum Employer Contribution.........................................................33
     10.04    Vesting Table.........................................................................33
     10.05    Amendment to Vesting Schedule.........................................................34
     10.06    Adjustment to Code Section 415 Limitations............................................34

SECTION 11. - Miscellaneous.........................................................................35

     11.01    Nondiversion..........................................................................35





     11.02    Return of Company Contributions.......................................................35
     11.03    Nonassignability......................................................................36
     11.04    Certificates Concerning Board Action..................................................36
     11.05    Construction..........................................................................36
     11.06    Indemnity of Employees................................................................37
     11.07    Merger................................................................................37
     11.08    Internal Revenue Code.................................................................37
     11.09    Annual Additions......................................................................37
     11.10    Status of Participants................................................................41
     11.11    Incapacitated Recipient...............................................................41
     11.12    Discretionary Acts....................................................................41
     11.13    Notices to Administrator..............................................................41
     11.14    Unclaimed Account Procedure...........................................................41

SECTION 12. - Fiduciary Responsibilities............................................................42

     12.01    Named Fiduciaries.....................................................................42
     12.02    Powers and Responsibilities...........................................................42
     12.03    Allocation of Responsibilities........................................................43
     12.04    Employees.............................................................................43
     12.05    Funding Policy........................................................................43

SECTION 13. - Company Stock.........................................................................44

     13.01    Voting of Company Stock...............................................................44
     13.02    Dividends on Company Stock............................................................44
     13.03    Put Option............................................................................45
     13.04    Payment of Purchase Price.............................................................45

SECTION 14. - Amendment and Termination.............................................................46

     14.01    Amendment.............................................................................46
     14.02    Termination...........................................................................47



                             REPUBLIC BANCORP, INC.


                EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT


                                 January 1, 1999


         This is (1) an employee stock ownership plan, which is also stock bonus plan, adopted as of January 1, 1999; and (2) a Trust Agreement dated as of January 1, 1999 between (a) Republic Bancorp, Inc. (b) Republic Bank & Trust Company, Trustee.


                                   SECTION 1.

                                   DEFINITIONS


1.01 "Account" means collectively the "Company Stock Account" and the "Other Investments Account" of a Participant.

1.02     "Accrued   Benefit"   means,   with  respect  to  a  Participant,   the
         Nonforfeitable balance of his Account as of any date.

1.03 "Acquisition Loan" means a loan made to this Plan by a disqualified person (as defined in Code Section 4975(e)(2)), or a loan to this Plan which a disqualified person guarantees, provided the loan satisfies the requirements of Treas. Reg. Section 54.4975-7(b).

1.04     "Active Participant" means as of an Anniversary Date, a Participant who
         (a) has completed a Year of Service within the Plan Year ending on that Anniversary Date and is employed by the Company on that Anniversary Date, or (b) has ceased to be employed by the Company during the Plan Year ending on that Anniversary Date on account of death, Total and Permanent Disability or retirement after his Normal Retirement Age. An Employee on an FMLA Leave, shall not be treated as having ceased to be employed by the Company.

1.05     "Administrator" shall have the meaning set forth in Section 8.01.

1.06     "Anniversary Date" means each December 31.

1.07 "Break in Service" means a Plan Year during which a Participant has not completed more than 500 Hours of Service. A Break in Service shall not occur until the last day of the Plan Year.

1.08 "Cashout" means a lump sum distribution of the present value of a Participant's Accrued Benefit.

1.09     "Code" means the Internal Revenue Code of 1986, as amended.

1.10 "Company" means Republic Bancorp, Inc., and its successors and assigns and any Employer or successor that adopts the Plan and becomes a party to the Trust Agreement.

1.11 "Company Stock" means common stock issued by the Company or any Employer which constitutes "employer securities" under Code section 409(l) and Treas. Reg. ss. 54.4975-12.

1.12 "Company Stock Account" means a separate account to be set up and maintained pursuant to Section 3.01 for each Participant which reflects his share of contributions to the Plan made in Company Stock, his share of released Financed Shares, his share of Company Stock Forfeitures and any Company Stock attributable to earnings or cash contributions.

1.13 "Compensation" shall have the meaning set forth in subsection (a), subject to subsection (b):

         (a) Wages actually paid or made available during a Plan Year for personal services rendered in the course of employment by the Company as defined in Section 3401 of the Code for purposes of income tax withholding at the source, subject to the following: (1) Compensation shall include any elective deferral (as defined in Code section 402(g)(3)), and any amount which is contributed or deferred by the Company at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code section 125 or 457; (2) Compensation shall not include any amounts paid before the Employee became a Participant, and (3) Compensation shall be determined without regard to any rules that limits the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

          (b) The Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denomina tor of which is 12. If compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the

                  Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that prior determination period.

1.14     "Employee"  means,  subject  to  (a)  and  (b),  any   individual   who
         is classified by the Employer as an employee for Federal income tax purposes, excluding leased employees.

          (a) If it determined that an individual who has not been classified as an employee by the Employer (for example, an individual classified as an independent contractor by the Employer) should be reclassified as an employee of the Employer, such reclassifica tion shall be effective for all purposes under the Plan prospectively from the date of the final determination, even though the reclassification otherwise has an earlier effective date. The purpose of this provision is to exclude from participation in the Plan all individuals who may actually be common law employees of the Employer, but who are not paid as though they were common law employees, regardless of the reasons they are excluded from the payroll and regardless of whether that exclusion is correct. Moreover, any individual who signs an agreement with the Employer stating that they are not eligible to participate in the Plan shall not be eligible to participate during the term provided in the agreement, whether they are common law employees or not.

          (b) "Leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control of the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation (as defined in Section 415(c)(3) of the Code), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, 401(a)(8), 402(h) or 403(b) of the Code, (2) immediate participation, and
                  (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

1.15 "Employer" means (i) all corporations that are members of a controlled group of corporations (as defined in Section 414(b) of the Code and any regulations adopted thereunder) of which the Company is a member, (ii) all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code and any regulations adopted thereunder) and which include the Company, and
         (iii) all employers that are
         members of an affiliated service group (as defined in Section 414(m) of the Code and any regulations adopted thereunder) of which the Company is a member or a similar organization described in Section 414(o) of the Code.

1.16 "Entry Date" means January 1, 1999 and July 1, 1999 and January 1 and July 1 of each year thereafter.

1.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.18 "Financed Shares" means Company Stock acquired by the Trust with the proceeds of an Acquisition Loan and which satisfy the definition of "qualifying employer securities" under Code Section 4975(e)(8).

1.19 "FMLA Leave" means any unpaid leave of absence that is protected under the Family and Medical Leave Act of 1993, as amended from time to time, and any regulations thereunder.

1.20     "Forfeiture"  means  the  amount  forfeited, if any, in accordance with
         Section 5.08.

1.21 "Forfeiture Break in Service" means the occurrence of both (i) termination of employment (even if rehired) and (ii) five consecutive Breaks in Service (or one Break in Service for any Plan Year beginning before January 1, 1985)

1.22 "Fund" means all assets held by the Trustee under the Plan, including all property delivered from time to time to the Trustee, and all proceeds and reinvestments thereof and all accumulations thereon, but excluding (i) all payments which at the time of reference shall have been made from the Fund by the Trustee, and (ii) all amounts which have been segregated into a separate fund. Each separate fund shall remain a part of the Trust.

1.23 "Highly Compensated Employee" means any employee who: (1) was a 5-percent owner at any time during the determination year or the look-back year, or (2) for the look-back year, had compensation from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under section 415(d), except that the base period is the calendar quarter ending September 30, 1996. For the purpose of this subsection the applicable Plan Year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-75. In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to section 414(q) stated above are treated as having been in effect for years beginning in 1996.

1.24     "Hour of Service" means each hour determined as follows:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the Plan Year in which the duties are performed.

          (b) Each hour for which an employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single Plan Year). Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference.

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the Plan Year or Plan Years to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

          (d) No Hour of Service shall be credited under more than one subsection of this section. The Employer shall credit Employees with Hours of Service on the basis of the "actual" method, which is the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer. When records are not available, an Employee shall be deemed to work 45 hours for each calendar week in which the Employee is credited with at least one Hour of Service.

          (e) Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work due to a statutory leave shall receive credit for the Hours of Service which would otherwise have been credited to such individual, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this subsection, an absence from work due to a statutory leave means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, or (v) that is an FMLA Leave. The Hours of Service credited under this subsection shall be credited either (A) in the computation period in which the absence begins if the crediting is necessary to prevent a one-year Break in Service in that period, or (B) in all other cases, in the following computation period.

          (f)     Hours  of  Service  shall  be  credited  for  any   individual
                  considered an Employee for purposes of this Plan under Code Sections 414(n) and 414(o).

1.25     "Investment Committee" means the committee described in Section
         9.01(b).

1.26 "Notforfeitable" means a Participant's or Beneficiary's right, legally enforceable against the Plan, to the Participant's Account, subject only to Section 5.08.

1.27 "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee or a Family Member.

1.28     "Normal Retirement Age" means the date a Participant attains age 65.

1.29 "Other Investments Account" means a separate account to be set up and maintained pursuant to Section 3.01 for each Participant which reflects his interest in the Plan attributable to that portion of the Fund other than Company Stock.

1.30 "Participant" means any Employee or former Employee who has qualified for participation in the Plan and whose Accrued Benefit has not been distributed.

1.31 "Plan" means the plan, including the trust, embodied in this instrument as amended from time to time.

1.32     "Plan  Year"  means  a  12  consecutive   month  period  ending  on  an
         Anniversary Date.

1.33 "Total and Permanent Disability" means total disability arising from occupational or non-occupational medically determinable physical or mental impairment which prevents a Participant from engaging in any substantial gainful activity and which is determined by the Claims Examiner or the Administrator (subject to Section 7) to be permanent and continuous for the remainder of the Participant's life. Total and Permanent Disability for purposes of the Plan shall not include any disability arising before a Participant's original date of employ ment for the Employer. The Administrator may make rules and regulations of uniform application concerning a minimal level of earnings in a restricted activity which shall not disqualify a Participant from being considered to have incurred Total and Permanent Disability. Total and Permanent Disability shall be determined solely and finally by the Claims Examiner or the Administrator in accordance with Section 7 after consideration of such evidence as the Claims Examiner or the Administrator may require, including reports of such physician or physicians as the Claims Examiner or the Administrator may designate. The provisions of this Section shall be uniformly and consistently applied to all Participants.

1.34 "Trust" means the trust created hereunder, which may be known as the "Republic Bancorp, Inc. Employee Stock Ownership Trust."

1.35 "Trustee" means Republic Bank & Trust Company and any successor trustee or trustees.

1.36 "Valuation Date" means each Anniversary Date and any other date the Administrator determines shall be a Valuation Date.

1.37 "Year of Service" means a Plan Year during which an Employee has completed at least 1,000 Hours of Service.



                                   SECTION 2.

                                  PARTICIPATION


2.01     PARTICIPATION.

          (a) Any Employee who is not already a Participant, who has completed 1,000 Hours of Service within that Employee's initial Employment Year, shall automatically become a Participant on the Entry Date (if employed by the Company on that date) coinciding with or next following the end of that Employee's initial Employment Year. After an Employee's initial Employment Year, (1) the eligibility computation period for that Employee shall be the Plan Year which includes the first anniversary of the Employee's initial Employment Year, and where additional eligibility computation periods are necessary, succeeding Plan Years , and (2) that Employee shall automatically become a Participant on the Entry Date coinciding with or next following (if employed by the Company on that date) the end of the Plan Year during which that employee completes 1,000 Hours of Service. As used in this
                  Section 2.01(a), the following terms shall have the following meanings: (i) "Employment Date" means the date on which the Employee is first credited with an Hour of Service for the Employer; and (ii) "Employment Year" means a computation period that consists of a twelve consecutive month period beginning on an Employment Date. For the purpose of determining Hours of Service under this Section 2.01, references in Section 1.24 to the "Plan Year" shall be deemed references to the appropriate twelve month period determined under this Section 2.01.

         (b) If a Participant ceases to be employed by the Company and then resumes employment by the Company, he shall upon such reemployment, resume participation. If an Employee who has satisfied the service requirements of subsection (a) above is separated from service on the applicable Entry Date, and if he returns to service after that Entry Date, he shall commence participation immediately upon his return. Any other Employee who separates from service and who subsequently returns shall become a Participant in accordance with subsection (a) above.

2.02 BOUND BY PLAN. Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of this Plan, including all amendments to the Plan. No Participant shall have any rights to revoke, modify or discontinue his participation during the term of his employment or upon any reemployment.


                                   SECTION 3.

                           CONTRIBUTIONS AND ACCOUNTS


3.01 ACCOUNTS. The Administrator shall maintain or cause to be maintained in the name of each Participant a separate Company Stock Account and any Other Investments Account. However, a separate Account need not be maintained if no Plan assets would be allocable to that Account. Amounts shall be credited or debited to the Accounts as provided in the Plan. Although the Accounts will be maintained separately, the amounts in the Accounts may be commingled in the Fund and invested by the Trustee as a single investment fund. If a portion of a Participant's Account has been forfeited, but the Account has not been distributed, then the undistributed Accrued Benefit shall be held in a separate Account which shall be Nonforfeitable at all times, and an additional Account shall be maintained for that Participant, subject to Section 5, with respect to any additional contributions or Forfeitures to be allocated for the benefit of that Participant.

3.02 COMPANY CONTRIBUTIONS. The Company will contribute in cash or Company Stock to the Fund from time to time such amounts, or nothing, as the Company may determine from time to time.


                                   SECTION 4.

                                    ACCOUNTS


4.01 ADJUSTMENT OF ACCOUNTS. As of each Valuation Date the Administrator shall

         (a) First charge to the appropriate Account of each Participant all distributions and payments made to him, or on his Account, since the last preceding Valuation Date that have not been charged previously;

         (b) Next, credit to each Participant's Company Stock Account the shares of Company Stock, if any, that have been purchased with amounts from his Other Investments Account since the last preceding Valuation Date, and adjust such accounts in accordance with Sections 4.02 and 4.03; and

         (c) Next allocate and credit to each Participant's Other Investments Account the Company contributions made in cash and cash Forfeitures that are allocated and credited as of that date in accordance with Sections 4.02 and 4.03 and allocate and credit to each Participant's Company Stock Account the shares of Company Stock and Company Stock Forfeitures that are to be allocated and credited as of that date in accordance with Section 4.03.

         (d)      Finally,   the   Administrator   shall   make  any   remaining
                  allocations and adjustments described in Sections 4.02 and 4.03.

         (e) Any securities received by the Trustee as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company shall be allocated as of the next Valuation Date in the same manner as the stock to which it is attributable is then allocated. In the event any rights, warrants, or options are issued on common shares or other securities of the Company held in the Trust, they shall be exercised for the acquisition of additional Common Stock or other securities of the Company to the extent cash is then available. Any Common Stock or other securities of the Company acquired in this manner shall be treated as Common Stock or other securities of the Company bought by the Trustee for the net price paid. Any rights, warrants, or options on Common Stock or other securities of the Company which cannot be exercised for lack of cash may be sold by the Trustee and the proceeds treated as a current cash dividend received on Common Stock or other securities of the Company.

4.02 ALLOCATION OF CASH CONTRIBUTIONS. For each Plan Year, Company contributions (other than contributions used to repay an Acquisition Loan in that Plan Year) that are made in cash for that year, and cash Forfeitures arising under the Plan during a Plan Year shall be allocated, as of each Anniversary Date for that Plan Year, to the Other Investments Account of each Active Participant in the same manner as Company Stock contributed would be allocated under Section 4.03. Upon the purchase of Company Stock or the repayment of an Acquisition Loan with such cash, an appropriate number of shares of Company Stock shall be credited to the Company Stock Account of such Participant and the Participant's Other Investments Account shall be charged by the amount of the cash used to buy such Company Stock or repay an Acquisition Loan, as applicable. Subject to Section 13.02, the Trustee shall also credit to the Other Investments Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant's Company Stock Account as of the record date. Such cash dividends credited to a Participant's Other Investments Account shall be applied at the direction of the Administrator to purchase shares of Company Stock or to the repayment of an Acquisition Loan. Thereafter, an appropriate number of shares of Company Stock shall be credited to the Company Stock Account of such Participant and the Participant's Other Investments Account shall then be charged by the amount of cash used to purchase such Company Stock for his Company Stock Account or to repay an Acquisition Loan, as applicable. As of each Valuation Date, before the allocation of any Company contributions, as of such date, any net appreciation, depreciation, income, gains or losses in the fair market value of the Trust Fund (exclusive of Company Stock) shall be allocated among and credited to the Other Investments Accounts of Participants, pro rata, according to the balance of each Other Investments Account as of the next preceding Valuation Date, reduced in each case by the amount of any charge to such Other Investments Account since the next preceding Valuation Date.

4.03 ALLOCATION OF FORFEITURES AND COMPANY STOCK CONTRIBUTIONS. As of each Anniversary Date there shall be determined the sum of (1) all shares of Company Stock contributed by the Company under Section 3.02 to the Trustee for the Plan Year then ended, (2) the number of Financed Shares released from the Suspense Account for allocation to Participants' Company Stock Accounts under Section 9.12 (except as provided under
         Section 13.02) and (3) Company Stock Forfeitures arising for the Plan Year then ended. That sum shall then be allocated on a non-monetary basis among the Company Stock Accounts of the persons who were Active Participants on the Anniversary Date as of which the allocation is made. In the allocation there shall be allocated to each such Active Participant's Company Stock Account that proportion of the total sum to be allocated that each such Active Participant's Compensation received during the Plan Year then ended is of all Compensation received by all such Active Participants during the Plan Year then ended.

4.04     PARTICIPATING COMPANIES.

         (a) Any Employer that, with the Administrator's consent, adopts this Plan and becomes a party to the Trust Agreement shall be a "Participating Company." Each Participat ing Company shall be subject to the terms and conditions of this Plan as in effect at the effective date of adoption by the Participating Company and as subsequently amended from time to time by the Sponsoring Company, subject to such modifica tions as are set forth in the document evidencing the Participating Company's adoption on the Plan. As used in this Section 4.04, the term "Sponsoring Company" means Republic Bancorp, Inc. Unless the context of the Plan clearly indicates to the contrary, the terms "Company" and "Employer" mean each Participating Company as relates to its adoption of the Plan.

         (b) This Plan shall be deemed to be a single plan of all Employers that have adopted this Plan. Employer contributions shall not be accounted for separately, and all Plan assets shall be available to pay benefits to all Participants and their Beneficiaries. Employees may be transferred among Participating Companies or employed simultaneously by more than one Participating Company, and no such transfer or simulta-neous employment shall effect a termination of employment, be deemed retirement or be the cause of a Forfeiture or a loss of Years of Service under this Plan. For purposes of determining Years of Service and the payment of benefits upon death or other termination of employment, all Participating Companies shall be deemed one Employer. Any Participant employed by a Participating Company during a Plan Year who receives any Compensation from a Participating Company during that Plan Year shall receive allocations for the Plan Year in accordance with Sections 4.02 and 4.03 based on his Compensation during that Plan Year (such Participant shall receive an allocation under Sections 4.02 and 4.03 only if he is an Active Participant).

         (c) Each Participating Company shall be deemed to have designated irrevocably the Sponsoring Company as its sole agent (1) for all purposes under Section 8 (including fixing the number of members of, and the appointment and removal of, the Administrative Committee); (2) for purposes of fixing the number of members of, and the appointment and removal of, the Investment Committee; (3) with respect to all its relations with the Trustee (including the Trustee's appointment and removal, and fixing the number of Trustees); and (4) for the purpose of amending this Plan. A copy of each amendment shall be delivered to each Participating Company. The Administrator shall make any and all rules and regulations which it shall deem necessary or appropriate to effectuate the purpose of this Section 4.04, and such rules and regulations shall be binding upon the Sponsoring Company, the Participating Companies, the Participants and Beneficiaries.

         (d) Any Participating Company may withdraw its participation in the Plan by giving written notice to the Administrator stating that it has adopted a separate plan. The notice shall be given at least six months prior to a designated Valuation Date, unless the Administrator shall accept a shorter period of notification. Promptly after the designated Valuation Date the Administrator, based on values fixed by the Trustee, shall establish the withdrawing Participating Company's interest in the Fund, after a reduction for fees and other expenses related to the Participating Company's withdrawal. The Trustee shall then, in accordance with the Administrator's instructions, transfer the withdrawing Participating Company's interest in the Fund to the trustee or other funding agent of the Participating Company's separate plan. Neither the Trustee nor the Administrator shall be obligated to transfer or direct the transfer of assets under this Section until they are satisfied as to all matters pertaining to the transfer, including, but not limited to, the tax qualification of the plan into which the transfer will be made. The Administrator and the Trustee may rely fully on the representations and instructions of the withdrawing Participating Company and shall be fully protected and discharged with respect to any transfer made in accordance with such representations or instructions. Any transfer of assets in accordance with this Section shall constitute a complete discharge of responsibility of the Sponsoring Company, the remaining
                  Participating Companies, their Boards of Directors and officers, and the Trustee without any responsibility on their part collectively or individually to see to the application thereof The Administrator in its sole discretion shall have the right to transfer the withdrawing Participating Company's interest in the Fund to the new plan in the form of installments, in cash, or in cash and kind and over a period of time not to exceed one year following the designated Valuation Date of the Participating Company's withdrawal. Any assets which are invested in accordance with an investment contract or agreement which by its terms precludes the realization upon and distribution of such assets for a stated period of time shall continue to be held by the Trustee under the terms and conditions of this Plan until the expiration of such period, subject to the Administrator's instructions.

         (e) The Board of Directors of a Participating Company may at any time terminate this Plan with respect to its Employees by adopting a resolution to that effect and delivering a certified copy to the Administrator. Section 14.02 shall apply to a Participating Company's termination, but the continuation of the Plan by the Sponsoring Company and other Participating Companies shall not be affected. The termination of the Plan with respect to a Participating Company's Employees shall not effect a termination with respect to an Employee of the Sponsoring Company or another Participating Company if such Employee was not employed by the terminating Participating Company on the effective date of the termination, even though he may have been employed by the terminating Participating Company at an earlier date. Any fees and other expenses related to a Participating Company's termination shall be charged against the Accounts of the affected Participants. Upon termination of the Plan by any Participating Company, the Administrator may in its sole discretion direct the Trustee to segregate the Accounts of all affected Participants into a separate fund, and the Administrator may in its sole discretion direct the Trustee to invest the separate fund only in Cash Equivalent Investments. If the Administrator does not direct the investment of the separate fund, it shall be invested by the Trustee in the Trustee's sole discretion.


                                   SECTION 5.

                            ELIGIBILITY FOR BENEFITS


5.01 RETIREMENT. Upon termination of a Participant's employment by the Employer for any reason on or after his Normal Retirement Age, the Administrator shall direct the Trustee to begin payment of the Participant's Accrued Benefit to him in accordance with Section 6, within a reasonable time after the Valuation Date coinciding with or next following the Participant's termination of employment.

5.02     DISABILITY.  If a Participant ceases  to be  employed  by  the Employer
         because of Total and Permanent Disability,  the Administrator     shall
         direct the Trustee to begin payment of the

         Participant's Accrued Benefit to him in accordance with Section 6, within a reasonable time after the Valuation Date coinciding with or next following the date determination of Total and Permanent Disability is made.

5.03 DEATH. If a Participant dies before he receives his Accrued Benefit, the Administrator shall direct the Trustee to pay the Participant's Accrued Benefit to his Beneficiary in accordance with Section 6.02, subject to Sections 6.03 and 6.04.

5.04 TERMINATION OF EMPLOYMENT PRIOR TO NORMAL RETIREMENT AGE. The following provisions shall apply, subject to Section 6, with respect to a Participant who ceases to be employed by the Employer for any reason other than death, Total and Permanent Disability or retirement on or after his Normal Retirement Age:

         (a) PAYMENT. Subject to subsection (b) below, the Administrator shall direct the Trustee to pay the Participant's Accrued Benefit to him within a reasonable time after the second Anniversary Date following the Anniversary Date that coincides with or next follows the date of the Participant's termination of employment.

         (b) CONSENT. Any distribution to a Participant under this Plan shall be subject to this subsection (b). The Administrator shall obtain the Participant's written consent to any distribution to a Participant, including the form of the distribution, if (1) the present value of the Participant's Accrued Benefit exceeds (or at the time of any prior distribution exceeded) $5,000 and (2) the Administrator
                  directs   the  Trustee  to  make  the   distribution   to  the
                  Participant prior to his attaining the later of Normal Retirement Age or age 62. If a Participant who is eligible for a distribution does not file his written consent (if required) with the Administrator within the period of time fixed by the Administrator, the Participant's Accrued Benefit shall be distributed within a reasonable time after the close of the Plan Year in which such consent is received, but no later than a reasonable time after the close of the Plan Year in which the Participant has terminated employment and attained his Normal Retirement Age (or in which he dies, if earlier).

        (c) DISTRIBUTION PRIOR TO FORFEITURE BREAK IN SERVICE. If the Participant's Accrued Benefit attributable to Company contributions is zero, the Participant shall be deemed to have received a Cashout on the Anniversary Date of the Plan Year in which the Participant terminated employment.

5.05 VESTING SCHEDULE. A Participant's Account derived from Company contributions shall be 100 percent Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date), or if his employment terminates as a result of death or Total and Permanent Disability. If a Participant's employment terminates prior to his Normal Retirement Age for any reason other than death or Total and Permanent Disability, then the Nonforfeitable percentage of his Account (the "Accrued
         Benefit") derived from Company contributions shall be calculated as follows:

                  YEARS OF SERVICE          NONFORFEITABLE PERCENTAGE
                  Fewer than 5                                  0
                  5 or more                                   100

5.06     RESTORATION OF FORFEITED ACCRUED BENEFIT.

         (a) If the Employer rehires a Participant who had a Nonforfeitable Accrued Benefit of zero at termination of employment, the Administrator shall restore his Account to the same dollar amount as the dollar amount of such Account on the Valuation Date coinciding with or next preceding the date of the Cashout, unadjusted for any gains or losses occurring subsequent to that Valuation Date. Notwithstanding the preceding sentence, the Administrator shall not restore a reemployed Participant's Account if the Participant incurred a Forfeiture Break in Service before or as of the Anniversary Date coinciding with or next following the Participant's date of rehire.

         (b) If the Participant has not incurred a Break in Service, the Administrator shall restore the Participant's Account as of the Anniversary Date coinciding with or next following the Participant's date of rehire. To restore the Participant's Company Contribution Account, the Administrator, to the extent necessary, shall allocate to the Account: (1) First, the amount, if any, of Participant Forfeitures the Administrator would otherwise allocate; (2) Second, the Employer contribution for the Plan Year to the extent made under a discretionary formula. To the extent the amounts available for restoration for a particular Plan Year are insufficient to enable the Administrator to make the required restoration, the Company shall contribute, without regard to any limitations in this Plan, such additional amount as is necessary to enable the Administrator to make the required restoration. Even if amounts are available for restoration, the Company may contribute such amount as it may in its sole discretion determine to enable the Administrator to make all or any portion of the required restoration. If, for a particular Plan Year, the Administrator must restore the Account of more than one reemployed Participant, then the Administrator shall make the restoration allocation to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all reemployed participants. The Administrator shall not take into account the allocation(s) under this Section in applying the limitation on allocations under Section 11.09.

5.07 CALCULATION OF YEARS OF SERVICE. Subject to the following rules, all of an Employee's Years of Service shall be counted for vesting purposes:

          (a) Any Year of Service completed after a Forfeiture Break in Service shall not count for the purpose of determining a Participant's Nonforfeitable percentage of his Account derived from Employer contributions made for his benefit prior to the Forfeiture Break in Service.

          (b) Any Year of Service completed before a Break in Service shall not be counted if the number of consecutive Breaks in Service equals or exceeds the greater of (i) five or (ii) the aggregate number of Years of Service prior to the Break in Service. For Plan Years beginning before January 1, 1985, the Administrator shall apply the next preceding sentence by disregarding the requirement for a minimum of five consecutive Breaks in Service. This subsection shall only apply if the Participant's right to his Account derived from Company contributions is one hundred percent forfeitable at the time he has a Break in Service. The aggregate number of Years of Service before a Break in Service shall not include any Years of Service not required to be taken into account under this subsection by reason of any prior Break in Service.

5.08 FORFEITURE. A Participant's Forfeiture, if any, of his Account derived from Company contributions shall occur under the Plan:

          (a) As of the Anniversary Date of the Plan Year in which the Participant first incurs a Forfeiture Break in Service; or, if earlier and if applicable,

          (b) As of the date on which the Participant receives a Cashout of his Accrued Benefit. The Administrator shall determine the percentage of a Participant's Forfeiture, if any, under this Section solely by reference to the vesting schedule of Section
                  5.05. A Participant shall not forfeit any portion of his Account for any other reason or cause except as expressly provided by this Section or as provided under Section 11.02 or
                  Section 11.14. Any Company Stock acquired with the proceeds of an Acquisition Loan may be forfeited only after other assets comprising the Participant's Account have been forfeited.

5.09 BENEFICIARY. A designation of a Beneficiary shall be effective only if it is set forth in a written instrument delivered to the Administrator in such form as the Administrator may prescribe. In the absence of an effective designation, the Beneficiary shall be

          (a) The Participant's spouse, if known and living; or if there is no known surviving spouse or the spouse disclaims the Accrued Benefit, then

          (b)     The Participant's estate.

         A married Participant's Beneficiary designation shall not be valid even if executed prior to marriage, unless the Participant's spouse consents to the specific Beneficiary designation or gives a general consent, and acknowledges the effect of such consent, or unless the Participant is not married on the date of his death. The spouse's consent must be in writing and a notary public or the Administrator (or his representative) must witness the consent. A married Participant's Beneficiary designation does not require spousal consent if the Participant's spouse is the Participant's designated Beneficiary. If the Participant establishes to the satisfaction of the Administrator that such written consent cannot be obtained because there is no spouse or because the spouse cannot be located, the Participant's designation of a non-spouse Beneficiary shall be acceptable. The consent must be in such form as the Administrator may prescribe. Upon the filing with the Administrator of an effective designation of Beneficiary, any and all prior designations filed by that Participant shall be deemed revoked.

5.10 UNIFORMED SERVICES RIGHTS. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u). At any time when this Plan allows loans to Participants, loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4).


                                     SECTION 6.

                               PAYMENT OF BENEFITS


6.01     COMMENCEMENT OF BENEFITS.

         (a) Subject to Section 6.01(b), payment of benefits under the Plan shall in no event begin later than 60 days after the close of the Plan Year in which the latest of the following events occurs: (1) The date the Participant attains age 65 (or his Normal Retirement Age, if earlier); (2) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or (3) The Participant's date of termination of service with the Employer.

          (b) In no event shall any distribution under this Plan commence later than the Required Beginning Date. The Required Beginning Date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires, except that benefit distributions to a 5-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. A Participant is treated as a 5-percent owner for purposes of this Section is such Participant is a 5 percent owner as defined in section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

6.02     DISTRIBUTIONS.

         (a) The Accrued Benefit payable to a former Participant or a Beneficiary shall be distributed in accordance with the following rules:

                  (1) All distributions of benefits under the Plan shall be by lump sum payment.

                  (2) The Trustee shall, at the Participant's or Beneficiary's election, distribute the Participant's Company Stock Account either in whole shares of Company Stock or in cash. The Trustee shall at the Participant's or Beneficiary's election either apply the Participant's Other Investments Account to provide whole shares of Company Stock for distribution or distribute cash in an amount equal to the value of the Other Investments Account. Any fractional share shall be distributed in cash.

         (b) Notwithstanding Section 6.02, the Trustee, if directed in writing by the Administra tor, shall pay, in cash, any cash dividends on Company Stock allocated or allocable to Participants' Company Stock Accounts, irrespective of whether a Participant is fully vested in his Company Stock Account. The Administrator's direction shall state whether the Trustee is to pay the cash dividends currently, or within the 90 day period following the close of the Plan Year in which the Employer pays the dividends to the Trust. The Administrator may request the Employer to pay dividends on Company Stock directly to Participants.

         (c) Upon the Participant's death, the Administrator shall direct the Trustee to pay the Participant's Accrued Benefit in accordance with subsection (a) and this subsection. The Administrator shall direct the Trustee to pay the Participant's Accrued Benefit to the Beneficiary in a lump sum within a reasonable time after the Valuation Date coinciding with or next following the Participant's death. If a Beneficiary is living at the Participant's death, but such Beneficiary dies before receiving the entire amount payable to him, the remaining portion of the benefit shall be paid in a single sum to the estate of such deceased Beneficiary.

6.03     PRE-RETIREMENT DISTRIBUTION RIGHTS.

         (a) Subject to subsections (b) and (d) below each Qualified Participant may elect to direct the Administrator to transfer any portion of the Participant's Transferable Shares, determined as of the Anniversary Date next preceding the election, to another qualified defined contribution plan of the Company, provided that such plan then offers at least three distinct investment options and satisfies the requirements of Code Section 401(a)(28)(B). The Participant must elect, in written notice to the Administrator, to direct such a transfer within 90 days after the end of each of the six

                  Plan Years during the Qualified Election Period, and the transfer shall be made within 90 days after each such election.

         (b) If the fair market value of the Company Stock allocated to a Qualified Participant's Company Stock Account is $500 or less as of any Anniversary Date during the Qualified Election Period, then the Qualified Participant shall not be entitled to make an investment election under this Section 6.03 with respect to the Plan Year ending on that Anniversary Date.

         (c) For purposes of this Section 6.03, the following terms shall have the following meanings:

                  (1) "Transferable Shares" means the number of shares of Common Stock transferable to another qualified defined contribution plan of the Company with respect to the Qualified Election Period. The Transferable Shares of a Qualified Participant are determined by multiplying the number of shares of Company Stock credited to the Participant's Company Stock Account (including the Company Stock previously transferred pursuant to this Section) by 25 percent or, with respect to the last Plan Year in the Qualified Election Period, by 50 percent, reduced by any prior transfers or distributions received by such Participant pursuant to this Section 6.03.

                  (2) "Qualified Election Period" means the 6 Plan Years beginning with the Plan Year in which a Participant first becomes a Qualified Participant.

                  (3) "Qualified Participant" means a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan. A "year of participation" means a Plan Year in which the Participant was eligible for an allocation of Company contributions, irrespective of whether the Company actually contributed to the Plan for that year.

6.04     MINIMUM DISTRIBUTION REQUIREMENTS.

         (a) The Administrator may not direct the Trustee to distribute the Participant's Accrued Benefit, nor may the Participant elect to have the Trustee distribute his Accrued Benefit, under a method of payment which, as of the Required Beginning Date,(as determined under Section 6.01) does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Accrued Benefit as of the latest Valuation Date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Section 5.09, subject to the Code Section 401(a)(9) regulations). The Administrator shall increase the Participant's Accrued Benefit, as determined on the relevant Valuation Date, for contributions or Forfeitures allocated after the Valuation Date and by December 31 of the valuation calendar year, and shall decrease the valuation by distributions made after the Valuation Date and by December 31 of the valuation calendar year. For purposes of this valuation, the Administrator shall treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Administrator shall use the unisex life expectancy multiples under Treas. Reg. Section 1.72-9. The Administrator Shall, unless the Participant requests no redetermination, compute the minimum distribu tion for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Administrator may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

         (b) If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Administrator direction) may not provide more than incidental benefits to the Beneficiary. The Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code
                  Section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the
                  Participant's death. To satisfy the MDIB requirement, the Administrator shall compute the minimum distribution required by this Section 6.03 by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Administrator shall compute the minimum distribution required by this Section 6.04 solely on the basis of the applicable life expectancy factor and shall disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Administrator shall determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

         (c) The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year.

         (d) The method of distribution to the Participant's Beneficiary must satisfy Code Section 401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date, the method of payment to the Beneficiary shall provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, the method of payment to the Beneficiary shall provide for completion of payment to the Beneficiary over a period not exceeding 5 years after the date of the Participant's death.

6.05     ELIGIBLE ROLLOVER DISTRIBUTIONS.

         Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section  408(b) of the Code,  an  annuity  plan  described  in section 403(a) of the Code, or a qualified  trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

6.06 IN-SERVICE WITHDRAWALS. Any Participant who has attained age 59 1/2 and who has at least five Years of Service may, upon 30 days advance written notice to the Administrator, withdraw all or a portion of his Accrued Benefit at its value as of the Valuation Date coinciding with or next following delivery of the notice.






                                   SECTION 7.

                                CLAIMS PROCEDURE


7.01 CLAIM FOR BENEFIT. Every Participant or Beneficiary who may be entitled to payment of a benefit under this Plan and who has not already been advised by the Administrator of his right to receive such benefit may submit a written claim to the Administrator on such a form provided for that purpose.

7.02 DECISION ON CLAIM. One member of the Administrator shall be designated by the Administra tor as "Claims Examiner" to consider all claims. The Claims Examiner may require from a Participant or Beneficiary who submits a claim (a "Claimant") such other information as the Claims Examiner deems pertinent to the determination and payment of Plan benefits. If a claim is denied, in whole or in part, the Claims Examiner shall notify the Claimant in writing of the denial. The written notice shall contain, in a manner calculated to be understood by the Claimant:

         (a)      The specific reason or reasons for the denial;

         (b) Specific reference to the provisions of the Plan on which the denial is based;

         (c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d)      An explanation of how the denial may be appealed.

7.03 REVIEW PROCEDURE. A Claimant may appeal a decision of the Claimant Examiner to the Administrator. The request for a review must be made in writing and must be delivered to the Administrator. In connection with such an appeal a Claimant may review pertinent Plan documents and submit issues and comments in writing to the Administrator. The Administrator shall review all relevant material, may in its sole discretion hold a hearing, and shall render a decision regarding the claim. The Administrator's decision shall be in writing; shall state specific reasons for its decision, and shall include specific references to the pertinent Plan provisions on which the decision is based.

7.04 TIME PERIODS. The Administrator may establish reasonable time periods within which actions must be taken under the claims procedure set forth in this Section 7. The claims procedure set forth in this Section 7 (including any time periods that are established) shall be administered in accordance with applicable regulations adopted and issued by the Department of Labor.


                                   SECTION 8.

                                 ADMINISTRATION


8.01 ADMINISTRATIVE COMMITTEE. The Company may appoint a committee, which shall be known as the "Administrative Committee" to carry out the Administrator's responsibilities under this Plan document, and the term "Administrator" as used in this Plan means the Administrative Committee. If the Company does not appoint an Administrative Committee, the Company shall be the Administrator for all purposes. Unless the Administrative Committee and the Company agree otherwise, the Company shall act as the plan administrator for the purpose of satisfying any requirement now or subsequently imposed by Federal or state legislation to report or disclose to any Federal or state department or agency any information concerning the Plan, and any cost or expense incurred in satisfying such reporting or disclosure requirements shall be deemed a reasonable expense of administering the Plan and may be paid from the Fund. The Administrative Committee shall consist of the number of persons as may be fixed by the Company from time to time. These persons may but need not be Participants. The members of the Administrative Committee may be removed by the Company at any time, with or without cause. Any member of the Administrative Committee may resign at any time by delivering a written resignation to the President or the Secretary of the Company. Any vacancy in the membership of the Administrative Committee, however arising, shall be filled by the Company. The Administrative Committee may act only by the unanimous vote of its members at a meeting or by a writing signed by each of its members without a meeting. The Administrative Committee may authorize one or more of its members to execute on its behalf any notices, directions, certificates, consents or other documents. The Trustee, and any other person or organization, upon written notice of such authorization, shall accept and rely upon such authorization until given a written notice that the authorization has been revoked or changed by the Administrative Committee. A member of the Administrative Committee who is also a Participant shall not vote or act upon any matter affecting solely any of his benefits under the Plan. The Administrative Committee may adopt and amend from time to time rules and regulations for the conduct of its affairs.

         The members of the Administrative Committee shall serve without compensation for their services as such members.

8.02 POWERS AND DUTIES. Subject to Section 9.01(b), the Administrator shall have complete control of the administration of the Plan, with all powers necessary to enable it properly to carry out its duties in this respect. Without limiting the generality of the foregoing, the Administrator shall have discretionary power to

         (a) Conclusively and finally determine, but only in accordance with the Plan, the eligibility of Employees to participate in the Plan and the eligibility of Participants and Beneficiaries to receive benefits under the Plan;

         (b)      Adopt   and   amend   from  time  to  time policies, rules and
                  regulations for the administration of the Plan;

         (c) Interpret and construe the Plan and Trust Agreement, and the Administrator's interpretation and construction thereof in good faith shall be conclusive, except that its interpretation and construction shall not be conclusive as to the Trustee if its interpretation and construction places upon the Trustee liabilities and duties more onerous than those that would be placed upon the Trustee under the interpretation and construction contended for by the Trustee;

         (d) Correct any defect or supply any omission or reconcile any inconsistency in the Plan in such manner and to such extent as the Administrator shall in its sole discretion deem desirable to carry the same into effect; and

         (e) Establish the acceptable forms of beneficiary designation for death benefits and of any consent, election, notice or waiver to be given by a Participant, spouse or Beneficiary.

         (f) Direct the Trustee with respect to the voting of Company Stock as provided in Section 13.01.

8.03 OFFICERS AND AGENTS. The Administrator may appoint such officers, consultants, accountants, attorneys and representatives as it may deem advisable. Unless paid by the Company, the Administrator shall direct the Trustee to pay from the Fund (including segregated Accounts) the fees and expenses of such consultants, accountants, attorneys and representatives and any other expenses incurred by the Administrator in the administration of the Plan.

8.04 RELIANCE UPON REPORTS. The Administrator and its officers, directors and members, if any, shall be entitled to rely upon (a) all valuations, certificates and reports made by any consultant or accountant selected by the Administrator, (b) all opinions given by any legal
                                       23
         counsel selected by the Administrator, (c) all reports furnished by the Trustee, and (d) all information furnished by any Employer.

                                   SECTION 9.

                             TRUST FUND AND TRUSTEE


9.01     TRUST FUND.

         (a)      The Fund shall,  subject to this  Section 9.01 and to Sections
                  9.12 and 13.01, be held, administered, controlled and invested by the Trustee, and the Trustee, upon written direction by the Investment Committee, shall invest and reinvest up to 100 percent of the Fund primarily (or exclusively) in Company Stock. However, at such time as Company Stock is not available for purchase, or in the absence of instructions from the Investment Committee, the Fund may be invested by the Trustee in accordance with Section 9.02. The Trustee shall have no responsibility whatsoever either for the control, management, administration or amendment of the Plan or for the Company contributions, except to receive, hold, invest, reinvest and distribute the same, together with earnings thereon, in accordance with the provisions of this Agreement.

         (b) The Company may appoint a committee, which shall be known as the "Investment Committee" for purposes of instructing the Trustee regarding the purchase of Company Stock and Acquisition Loans. The Investment Committee shall consist of the number of persons as may be fixed by the Company from time to time. These persons may but need not be Participants. The members of the Investment Committee may be removed by the Company at any time, with or without cause. Any member of the Investment Committee may resign at any time by delivering a written resignation to the President or the Secretary of the Company. Any vacancy in the membership of the Investment Committee, however arising, shall be filled by the Company. The Investment Committee may act only by the unanimous vote of its members at a meeting or by a writing signed by each of its members without a meeting. The Investment Committee may authorize one or more of its members to execute on its behalf any notices, directions, certificates, consents or other documents. The Trustee, and any other person or organization, upon written notice of such authorization, shall accept and rely upon such authorization until given a written notice that the authorization has been revoked or changed by the Investment Committee. A member of the Investment Committee who is also a Participant shall not vote or act upon any matter affecting solely any of his benefits under the Plan. The Investment Committee may adopt and amend from time to time rules and regulations for the conduct of its affairs. The members of the Investment Committee shall serve without compensation from the Plan for their services as such members. The Investment Committee shall have the power to direct the Trustee concerning the purchasing, holding and selling of Company Stock as set forth in Section 9.02(l) and concerning entering into Acquisition Loans as set forth in Section 9.12.

9.02 MANAGEMENT OF FUND. Subject to Sections 9.02(l) and 9.12, the Trustee shall have the power to do all things and execute such instruments as it may deem necessary or proper, including the following powers, all of which may be exercised without order of, or report to, any court:

         (a) INVESTMENTS. To invest and reinvest the Fund in any other property of any nature whatsoever, whether real or personal and wheresoever located (but any real estate shall be situated in the United States), and including any mutual fund, debentures, commercial paper, limited partnerships, insurance contracts, group or individual annuity contracts and bonds, but in thus investing and reinvesting the Fund the Trustee shall use the degree of judgment and care that a prudent man would use if he were the owner of the trust assets. If the Trustee is a bank, it may invest in any common or collective trust fund of the bank, and its affiliates, and it may invest in deposits of the bank, and its affiliates.

         (b) SALE. To sell publicly or privately, for cash or on credit, without any order of court, upon such terms and conditions as to the Trustee shall seem best, any property included in the Fund including stock options; to make all proper deliveries, assignments and conveyances incident to such sales, and no purchaser from the Trustee shall be responsible for the proper application of any consideration which the Trustee is authorized to receive, and no right or title acquired from the Trustee for such consideration shall be invalid because of a misapplication by the Trustee.

         (c) VOTING. Subject to Section 13.01, to vote shares of stock included in the Fund in person or by special or general proxy, with or without power of substitution, as to the Trustee shall seem best; but the Trustee shall be liable for any loss resulting from a failure to use reasonable care in deciding how to vote the stock and in voting it.

         (d) REORGANIZATION, ETC. If (1) any corporation whose stocks or securities constitute a part of the Fund shall be reorganized or recapitalized or consolidated with or merged into any other corporation, or (2) opportunity shall be afforded to exchange any of said stocks or securities for other stocks or securities issued or to be issued by any such corporation or by any other corporation, or (3) subscription rights shall be issued upon any of said stocks or securities, then the Trustee shall have full power and authority, in its discretion, in such manner and upon such terms and conditions as it may deem advisable to exchange any such stocks or securities so held for the stocks or other securities of any such reorganized, recapitalized, consolidated or merged corporation, or for other stocks or securities of such corporation or any other corporation, or to exercise such subscription rights.

         (e) BORROWING. Subject to Section 9.12, to borrow money at any time and from time to time for the benefit of this trust and to secure the loan or loans by a pledge or mortgage of the assets of this trust and from time to time to renew such loans and give additional security.

         (f) NOMINEES. To hold any and all securities in bearer form, in its own name, or in the name of a duly appointed nominee, with or without indication of trusteeship; but the Trustee shall be liable for the wrongful act of any such nominee or of the Trustee with respect to any property, the title to which is so held.

         (g) ATTORNEYS AND AGENTS. To employ such attorneys, accountants and other agents as the Trustee may deem necessary and to pay their reasonable compensation and expenses from the Fund.

         (h) OPTIONS. To write and sell call options under which the holder of the option has the right to purchase shares of stock held by the Trustee under the Trust. In addition, the Trustee shall have the power to purchase call options for the purchase of shares of stock covered by such options in transactions the effect of which is to reduce or eliminate the Trustee's obligations with respect to a stock option contract or contracts it has previously written and sold.

         (i) APPOINTMENT OF INVESTMENT MANAGER. The Company or the Administrator may appoint an investment manager to manage, acquire or dispose of any or all assets of the Trust other than Company Stock. Any investment manager appointed pursuant to this paragraph shall acknowledge in writing that it is a fiduciary with respect to the Plan and shall be (a) registered as an investment adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of a plan under the laws of more than one State. Neither the Trustee nor the Company nor the Administrator nor the Investment Committee shall be liable for the acts or omissions of any investment manager appointed pursuant to this paragraph, nor shall the Trustee, the Administra tor, the Investment Committee or Company be under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of such investment manager. The Company or the Administrator and the investment manager and the Investment Committee may execute an agreement delineating the duties, responsibilities and liabilities of the investment manager with respect to any part of the Fund subject to the management of that investment manager, and that investment manager shall have all the powers granted to the Trustee under the Trust with respect to such assets.

         (j) ASSET TRANSFERS. An amount equal to all or any portion of the value of any Participant's Account may in the Administrator's discretion be transferred to any other qualified plan maintained by any corporation, firm, business organization or employer.

         (k) COMMON, COLLECTIVE OR GROUP TRUST FUND. To invest all, or any part, of the assets of the Fund in any (1) common or collective trust fund maintained under Code Section 584, or
                  (2) group trust maintained under Revenue Ruling 81-100, 1981-1 C.B. 326, exclusively for the investment of assets of tax exempt pension and profit sharing plans, the provisions of which upon such investment shall automatically be adopted and made a part of this Trust Agreement for the period such investment is made in such group trust.

         (l) PURCHASE OF COMPANY STOCK. The Trustee is authorized to use up to 100 percent of the Fund, in accordance with the Investment Committee's instructions, to acquire and hold Company Stock. The Trustee is authorized to sell, in accordance with the Investment Committee's instructions, all or any portion of the Company Stock held by it. The Investment Committee's instructions to the Trustee shall include the terms and conditions of any purchase or sale.

9.03 DISTRIBUTIONS. Upon written direction (which may be a continuing direction) from the Administrator as to the name of any person to whom money is to be paid and the amount thereof, the Trustee shall draw checks in the name of the person designated by the Administrator and deliver such checks in such manner and in such amounts and at such time as the Administrator shall timely direct. The Trustee shall make distributions under the Plan in cash or Company Stock as directed by the Administrator. If the Trustee shall deem it necessary to withhold any distribution pending compliance with any legal requirements, including the probate of a will, the appointment of a personal representative, the payment of, or provision for, estate or inheritance taxes, or for death duties or otherwise, the Trustee shall notify the Administrator and shall thereafter take no action pending the delivery of (a) the Administrator's instructions to distribute notwithstanding such requirements and (b) the Company's agreement in a form satisfactory to the Trustee which protects the Trustee from any liability arising out of noncompliance with such requirements.

9.04 ACCOUNTING BY TRUSTEE. Within 60 days after the close of each Plan Year, the Trustee shall file with the Company and the Administrator a written report setting forth all investments, receipts and disbursements and other transactions during such Plan Year. Each Valuation date the trustee shall determine the fair market value of the Trust assets and the net earnings and gains or losses. If the Company Stock is or becomes not readily tradable on an established securities market, any determination of fair market value required under this Plan shall be by an independent appraiser who meets requirements similar to those prescribed by Treasury regulations under Code Section 170(a)(1).

9.05 EXPENSES AND COMPENSATION. No person performing any duties for the Plan who already receives full-tie pay from the Employer or from an employee organization whose members are participants in the Plan shall receive compensation from the Plan, except reimbursement of expenses properly and actually incurred. A Trustee that does not receive full-time pay from the Employer or from any organization whose members are participants in the Plan shall be entitled to receive from the Plan reimbursement of expenses properly and actually incurred and such reasonable compensation as may be agreed on from time to tie with the Administrator. Unless paid by the Company, all reasonable expenses of the Trust (including the Trustee's compensation) and any taxes that may be levied or assessed against the Trustee (including any taxes that may be levied or assessed upon the Fund or income of the Fund) on account of the Trust shall be paid from the Fund (including segregated accounts). The Company may from time to time pay on behalf of the Trust such expenses and compensation as the Company may in its discretion determine.

9.06 RESIGNATION OR REMOVAL OF TRUSTEE. Any Trustee may resign at any time by instrument in writing delivered to the Company and, in such event, the Company will, within thirty days after receipt of such resignation, appoint a successor trustee by instrument in writing delivered to any Trustee and to such successor trustee. The Company also at any time may remove a Trustee upon 30 days' prior written notice to the Trustee and appoint a successor trustee or trustees by instrument in writing delivered to the Trustee and to such successor trustee. In either event, on the appointment of such successor and delivery of the successor's written acceptance of the appointment to the Company and the retiring Trustee, the retiring Trustee shall promptly turn over to such successor all Fund assets held by the Trustee and shall make a final accounting to the Company and the Administrator; provided, any assets which are invested in accordance with an investment contract or agreement which by its terms precludes the realization upon and distribution of such assets for a stated period of time shall continue to be held by the Trustee under the terms and conditions of this Agreement until the expiration of such period. The successor trustee shall have no responsibility except to receive such money and property from the retiring Trustee and to hold and administer the same thereafter in accordance with this Agreement and shall not be responsible for any act or omission of the retiring Trustee, and shall not be required to make any claim or demand against the retiring Trustee unless the Administrator shall in writing request the successor trustee to make a claim of damage against such retiring Trustee within the time limit prescribed after the filing of the Trustee's final report. Any such successor trustee shall have and may exercise all the rights, powers and duties of the Trustee as fully and to the same extent as if it had originally been named Trustee herein.

9.07 NOTIFICATION TO TRUSTEE. Any notice, direction, order, request, certification or instruction of the Administrator or the Investment Committee to the Trustee shall be in writing and shall be signed on behalf of the Administrator or the Investment Committee. Any notice, direction, order, request or instruction of a Participant to the Trustee shall be in writing and shall be signed by the Participant. The Trustee and every other person shall be entitled to rely conclusively upon any and all such notices, directions, orders, requests, certifications and instructions received from the Administrator, the Investment Committee or a Participant and reasonably believed to be properly executed.

9.08 INDEMNITY OF TRUSTEE. The Trustee shall not be required to undertake or defend any litigation arising in connection with the Plan, the Trust Agreement or the Fund unless the Trustee is first indemnified by the Company or by the Fund against the Trustee's anticipated costs, expenses, damages and liabilities in connection therewith, except where the litigation is occasioned by, or involves a question of, default, neglect or breach of a fiduciary duty of the Trustee. If any litigation arises in connection with which the Trustee is entitled to indemnity under this Section, the Trustee shall give the Company prompt written notice of the litigation or pending litigation. The Company shall then take charge of the disposition of the litigation, including compromise or the conduct of the litigation, at the Company's expense, including counsel fees. The Trustee at the Trustee's own expense may retain its own counsel and share in the conduct of any such litigation, but any failure by the Trustee to do so shall not adversely affect the Trustee's right to indemnity under this Section.

9.09 PROCEDURE. If there is more than one Trustee, the Trustee may act by the vote of a majority at a meeting or by a writing signed by a majority without a meeting. During any period when the office of one of the Trustees is vacant or during any period when a Trustee is unable to serve for any reason, any remaining Trustee or Trustees shall act as the sole Trustee or Trustees of the Trust. The Trustees may authorize one or more of them to execute documents and act on their behalf. Any person, persons, partnership or corporation may act, and shall be fully protected in acting, in accordance with any representative or instruction of any one of the Trustees.

9.10 APPOINTMENT OF TRUSTEE. The Trustee (or Trustees) named in Section 1 is a party to this instrument, and it hereby accepts its appointment as Trustee. Hereafter the number of Trustees may be fixed by the Company from time to time. A Trustee need not be a Participant and may be an individual, corporation or banking institution.

9.11 INVESTMENT IN COLLECTIVE TRUST FUND. The Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the trust created under any other qualified plan the Employer maintains. However, separate records shall be maintained for each trust in order to reflect properly each Participant's Account under the plan or plans in which he is a Participant.

9.12 ACQUISITION LOANS. This Section specifically authorizes the Trustee, as directed by the Investment Committee, to enter into Acquisition Loan transactions. The Investment Committee's instructions to the Trustee shall include the terms and conditions of the Acquisition Loan. The following terms and conditions apply to any Acquisition Loan:

         (a) The Trustee shall use the proceeds of the Acquisition Loan within a reasonable time after receipt only for any or all of the following purposes: (1) to acquire Company Stock, (2) to repay such loan, or (3) to repay a prior Acquisition Loan. Except as provided under Section 13, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and distributed from this Plan, whether or not this Plan is then an employee stock ownership plan.

         (b) The interest rate of the Acquisition Loan shall not be more than a reasonable rate of interest.

         (c) Any collateral the Trustee pledges to the creditor must consist only of the assets purchased by the borrowed funds and those assets, if any, the Trust used as collateral on the prior Acquisition Loan repaid with the proceeds of any current Acquisition Loan.

         (d) The creditor shall have no recourse against the Trust under the Acquisition Loan except with respect to such collateral given for the Acquisition Loan, contributions (other than contributions of Company Stock) that the Employer makes to the Trust to meet its obligations under the Acquisition Loan, and earnings attributable to such collateral and the investment of such contributions. The payment made with respect to an Acquisition Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. The Administrator shall account separately for such contributions and earnings in the books of account of the Plan until the Trust repays the Acquisition Loan.

         (e) In the event of default upon the Acquisition Loan, the value of Plan assets transferred in satisfaction of the Acquisition Loan shall not exceed the amount of the default, and if the lender is a Disqualified Person, the Acquisition Loan shall provide for transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Acquisition Loan.

         (f) The Administrator shall initially credit all assets acquired with the proceeds of an Acquisition Loan to a suspense account. In withdrawing assets from the suspense account, the Administrator shall apply the provisions of Treas. Reg. Sections 54.4975-7 (b)(8) and (15) as if all securities in the suspense account were encum bered. Upon the payment of any portion of the loan, the number of securities to be released from encumbrance shall be determined solely with reference to principal payments and the following rules shall apply: (1) The loan shall provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years.
                  (2) Interest included in any payment shall be disregarded only to the extent that it would be determined to be interest under standard loan amortization tables. (3) The loan shall not be renewed, extended or refinanced in such a manner that the sum of the expired duration of the exempt loan, the renewal period, the extension period and the duration of a new exempt loan exceeds 10 years. Alternatively, the number of securities to be released from encumbrance by the Administrator shall be based on the number of securities held immediately before release for the current Plan Year multiplied by the ratio that the payments of principal and interest on the Acquisition Loan for the Plan Year bears to the payments of principal and interest on the Acquisition Loan for the Plan Year plus the total remaining payments of principal and interest projected on the Acquisition Loan over the duration of the Acquisition Loan repayment period. The Administrator shall allocate assets released from the suspense account to the Accounts of Active Participants in accordance with Section 4.03.

         (g) The loan shall be for a specified term and shall not be payable on demand except in the case of default.


                                   SECTION 10.

                                 TOP HEAVY RULES


10.01    DEFINITIONS.  For purposes of applying the provisions of Section 10:

         (a) "Key Employee" means, as of any Determination Date, any Employee or former Employee and the beneficiaries of such Employee who, at any time during the Plan Year which includes the Determination Date or during the preceding four Plan Years, is (i) an officer of the Employer and such individual's Compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code, (ii) one of the Employees owning the ten largest interests in the Employer who has Compensation exceeding 100 percent of the dollar limitation under section 415(c)(l)(A) of the Code, (iii) a more than five percent owner of the Employer, or (iv) a more than one percent owner of the Employer who has Compensation during the Plan Year of more than $150,000. The constructive ownership rules of section 318 of the Code (or the principles of that section, in the case of any unincorporated Employer), will apply to determine ownership in the Employer. The determination of who is a Key Employee shall be made in accordance with section 416(i) of the Code and the regulations under that Code section.

         (b)      "Non-Key  Employee"  is   an  Employee  who does  not meet the
                  definition of Key Employee.

         (c) "Compensation" for purposes of this Section 10 means Compensation as defined in section1.07(a) and as limited by section 401(a)(17) of the Code, except that any exclusion described in section 1.07(a) shall not apply.

         (d) "Required Aggregation Group" means: (1) Each qualified plan of the Employer (whether or not terminated) in which at least one Key Employee participates at any time during the five Plan Year period ending on the Determination Date; and (2) Any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of section 401(a)(4) of the Code or section 410 of the Code.

         (e) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code section 401(a)(4) and Code section 410. The Administrator shall determine which plan to take into account in determining the Permissive Aggregation Group.

         (f) "Employer" means all the members of a controlled group of corporations (as defined in Code section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code section 414(c)), or an affiliated service group (as defined in Code section 414(m)), of which the Company is a part.

         (g) "Determination Date" for any Plan Year is the Anniversary Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Anniversary Date of that Plan Year.

10.02    DETERMINATION OF TOP HEAVY STATUS.

         (a) The Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60 percent. The top heavy ratio is a fraction, the numerator of which is the Sum of the Account balances of all Key Employees as of the Determination Date, the contributions due as of the Determination Date, and distributions made within the five Plan Year period ending on the Determination Date, and the denominator of which is a similar sum determined for all Employees. The Administrator shall calculate the top heavy ratio without regard to the Account balances attributable to deductible voluntary Employee contributions, and without regard to the Account balance of any Non-Key Employee who was formerly a Key Employee. The Administrator shall calculate the top heavy ratio by disregarding the Account balance (including distributions, if any, of the Account) of an individual who has not received credit for at least one Hour of Service during the five Plan Year period ending on the Determination Date. The Administrator shall calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code Section 416 and the regulations under that Code Section.

         (b) If the Employer maintains other qualified plans (including a simplified employee pension plan) this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for both the Required Aggregation Group and the

                  Permissive Aggregation Group exceeds 60 percent. The Administrator shall calculate the top heavy ratio in the same manner as required by the subsection (a) of this Section 10.02, taking into account all plans within the aggregation group. The Administrator shall calculate the present value of accrued benefits and the other amounts the Administrator must take into account under simplified employee pension plans included within the group in accordance with the terms of those plans, Code Section 416 and the regulations under that Code section. The Administrator shall calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

10.03 MINIMUM EMPLOYER CONTRIBUTION. If this Plan is top heavy in any Plan Year, the Company guarantees a minimum contribution of the lesser of
         (i) three percent of Compensation for the Plan Year for each Non-Key Employee who is a Participant employed by the Employer on the Anniversary Date of the Plan Year, without regard to Hours of Service completed, or (ii) if the contribution rate for the Key Employee with the highest contribution rate is less than three percent, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. Such minimum contribution shall take priority over the allocation provisions of
         Section 4.03. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee's contribution rate is at least equal to the minimum contribution. For purposes of this Section, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specific level. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and Forfeitures, if any, allocated to the Participant's Account for the Plan Year divided by his Compensation for the Plan Year. To determine the contribution rate, the Administrator shall consider all qualified defined contribution plans maintained by the Employer as a single plan. Subject to the next sentence, if the Employer also contributes under and maintains a money purchase pension plan, the Company shall make any additional contribution required under this Section pursuant to the money purchase pension plan formula. Notwithstanding the preceding sentence, if a Participant participates both in this Plan and a defined benefit plan sponsored by the Employer, then that Participant shall receive the minimum benefit under the defined benefit plan rather than under this
         Section 10.03. Elective contributions under a Code Section 401(k) arrangement and employer matching contributions allocated on the basis of those elective contributions shall not be counted in the calculation of a Non-Key Employee's contribution rate, but shall be counted in the calculation of a Key Employee's contribution rate.

10.04 VESTING TABLE. For any Plan Year for which the Plan is top heavy, the Administrator shall calculate the Nonforfeitable percentage of a Participant's Account derived from Employer contributions under the following table rather than in accordance with Section 5.05:

                  YEARS OF SERVICE          NONFORFEITABLE PERCENTAGE
                  Fewer than 3                                  0
                  3 or more                                   100

         The above table shall not apply to the Account of any Participant who does not have an Hour of Service after the Plan becomes top heavy. A shift to the above table shall be effective on the first day of the Plan Year for which the Plan becomes top heavy. If in any Plan Year after the Plan becomes top heavy, the Plan ceases to be top heavy, the Administrator may, in its sole discretion, elect to (a) continue to apply the table in this Section 10.04, or (b) revert to the table in
         Section  5.05.  Any  shift  between  the  above  table and the table in
         Section 5.05 (whether shifting to the above table or reverting to the table in Section 5.05) Shall be deemed an amendment to the vesting schedule, and Section 10.05 shall apply. This Section 10.04 shall not be applicable if vesting under the table in Section 5.05 is at least as rapid as under the table in this Section 10.04.

10.05 AMENDMENT TO VESTING SCHEDULE. Although the Company reserves the right to amend the above table for the calculation of the Nonforfeitable percentage of Participant's Account at any time, the Administrator shall not apply any amended table to reduce the Nonforfeitable percentage of any Participant's Account (determined as of the later of the date the Company adopts the amendment or the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan with regard to the amendment. If the table for the calculation of the Nonforfeitable percentage of the Account is amended in any way that directly or indirectly affects the computation of a Participant's Nonforfeitable percentage or if this Section 10.5 applies pursuant to Section 10.04, then each Participant with at least three Years of Service may elect to have the Nonforfeitable percentage of his Account computed under the Plan without regard to the amendment. The Participant must file his written election with the Administrator within 60 days of the latest of (a) the Company's adoption of the amendment; (b) the effective date of the amendment; or (c) the Participant's receipt of a copy of the amendment.

10.06 ADJUSTMENT TO CODE SECTION 415 LIMITATIONS. If a Participant is, or was, covered under a Defined Benefit Plan and a Defined Contribution Plan maintained by the Employer, and if the top-heavy ratio is more than 0.90, then the overall limits on combined plan contributions and benefits under Code section 415 and Section 11.09 of this Plan shall be reduced so that 1.0 shall be substituted for 1.25 in the definitions of Defined Contribution Fraction and Defined Benefit Fraction. If the top-heavy ratio is less than 0.90, but is more than 0.60, then either
         (i) the overall limits on combined plan contributions and benefits under Code section 415 and Section 11.09 of this Plan shall be reduced so that 1.0 shall be substituted for 1.25 in the definitions of Defined Contribution Fraction and Defined Benefit Fraction, or (ii) the minimum benefit accrual for the Defined Benefit Plan under Section 10.03 shall be increased to 3% under Code section 416(h)(2). If, in any year, the sum of the Defined Benefit Fraction and Defined Contribution Fraction exceeds the reduced fractional limits above, the rate of benefit accruals under the Defined Benefit Plan shall be reduced so that the sum of the fractions equals the applicable limit.


                                   SECTION 11.

                                  MISCELLANEOUS


11.01 NONDIVERSION. Except as provided in Section 11.02 it shall be impossible, at any time, for any part of the Trust to revert to the Employer or to be used for, or diverted to, purposes other than for the exclusive benefit of Employees and Beneficiaries.

11.02 RETURN OF COMPANY CONTRIBUTIONS. Contributions shall be returned to the Company only in accordance with Section 11.09 or subsections (a), (b) or (c) below:

         (a) If a contribution is made by the Company by a mistake of fact, the contribution shall, at the Company's request, be returned to the Company within one year after payment of the contribution.

         (b) The Company's contributions are conditioned upon the initial qualification of the Plan and if the Plan receives an adverse determination with respect to its initial determination, then such contributions shall, at the Company's request, be returned to the Company within one year after the date of denial of qualification of the Plan, provided that the application for qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

         (c) The Company's contributions are conditioned upon the deductibility of the contributions under section 404 of the Code, and to the extent the deduction is disallowed, such contributions (to the extent disallowed) shall, at the Company's request, be returned to the Company within one year after the disallowance of the deduction.

         (d) The maximum that may be returned to the Company under subsection (a) or (c) is the excess of (1) the amount contributed, over, as relevant, (2) (i) the amount that would have been contributed had no mistake of fact occurred, or (ii) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance. Earnings attributable to the excess may not be returned to the Company, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been in the Account had mistaken or nondeductible amount not been contributed, then the amount to be returned to the Company shall be limited so as to avoid such reduction. In the case of a reversion due to initial disqualification of the Plan, the entire assets of the Plan attributable to Company contributions shall be returned to the Company. A reversion authorized under this Section 11.02 shall be paid even if a resulting adjustment is made to the Account of a Participant that is partly or entirely Nonforfeitable.

11.03    NONASSIGNABILITY.

         (a) The benefit or interest under the Plan and Trust of any person shall not be assignable or alienable by that person and shall not be subject to alienation by operation of law or legal process. The preceding sentence shall apply to the creation, assignment or recognition of any right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in section 414(p) of the Code. A domestic relations order entered before January 1, 1985, shall be treated as a qualified domestic relations order if payment of benefits pursuant to the order has commenced as of such date, and may be treated as a qualified domestic relations order if payment of benefits is not commenced as of such date, even though the order does not satisfy the requirements of Section 414(p) of the Code.

         (b) This plan specifically permits a distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section 11.03 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

11.04 CERTIFICATES CONCERNING BOARD ACTION. Any action by the Company's Board of Directors may be evidenced by a resolution of the Board of Directors, certified to the Administrator or to the Trustee by the Secretary of the Company. The Administrator and the Trustee shall act, and shall be fully protected in acting, in accordance with documents certified in the manner set forth above.

11.05 CONSTRUCTION. The validity, interpretation, construction and administration of the Plan shall be governed by the laws of Kentucky except to the extent preempted by Federal law. The masculine gender, wherever used in this Plan, shall include the feminine. The singular shall include the plural, and the plural the singular, wherever appropriate for the proper interpretation of this Plan. The headings in this Plan appear solely for ease of reference and shall not be considered in the interpretation or construction of this Plan. The Company intends that this Plan shall be qualified under Code section 401(a), that the Plan shall be an employee stock ownership plan under Code Section 4975(e)(7) and ERISA Section 407(d)(6), and that the related trust shall be exempt under Code section 501(a); and the Plan and related trust shall be interpreted in accordance with the applicable requirements of the Code, ERISA and the regulations thereunder.

11.06 INDEMNITY OF EMPLOYEES. Either directly or through insurance coverage or through some combination of these methods the Company shall indemnify and hold harmless its employees, officers and directors and the members of the Administrative Committee and the Investment Committee against all claims, damages and liabilities, in respect of any claim or liability which may be asserted against any of them because of any act or omission in the administration of the Plan or the Trust or in their capacity as Trustees, except in case of any fraud or willful wrongdoing by the person seeking to be indemnified and held harmless. If any liability is asserted against an indemnitee with respect to which the indemnitee is entitled to indemnity under this section, the indemnitee shall give the Company prompt written notice of the assertion of the liability. The Company shall then take charge of the disposition of the asserted liability, including compromise or the conduct of litigation, at the Company's expense, including counsel fees. The indemnitee may at the indemnitee's own expense retain his own counsel and share in the conduct of any such litigation, but any failure by the indemnitee to do so shall not adversely affect the indemnitee's right to indemnity under this Section.

11.07 MERGER. If this Plan is merged or consolidated with any other employee benefit plan or if the assets or liabilities under this Plan are transferred to any other employee benefit plan, each Participant under the Plan must receive a benefit after such merger, consolidation or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before such merger, consolidation or transfer, the amount of such benefits before and after such merger, consolidation or transfer to be determined as if the Plan and such other employee benefit plan were then terminated.

11.08 INTERNAL REVENUE CODE. Any reference in this Plan to any provision of the Internal Revenue Code of 1986, as amended, shall also be read as a reference to the corresponding provision, if any, of any subsequent Federal legislation.

11.09 ANNUAL ADDITIONS. Annual Additions to a Participant's Account shall be limited in accordance with the following provisions.

         (a) The maximum Annual Addition that may be contributed or allocated to a Partici pant's account under the Plan for any Plan Year shall not exceed the lesser of (i) the

                  Defined Contribution Dollar Limitation, or (ii) 25 percent of the Participant's compensation, within the meaning of section 415(c)(3) of the Code, for the Limitation Year, provided that the compensation limitation shall not apply to any contribution for medical benefits (within the meaning of Code sections 401(h) and 419A(f)(2) which is otherwise treated as an Annual Addition.

         (b) If there is any Excess Amount, any nondeductible voluntary contributions shall be returned to the Participant to the extent such return would reduce the Excess Amount. Any remaining Excess Amount shall be disposed of as follows:

                  (1) If the Participant is employed by the Employer at the end of the Limitation Year, then the Excess Amount shall be used to reduce future contributions (including any allocation of Forfeitures) under the Plan for the next Limitation Year (and for each succeeding Limitation Year as is necessary) for the Participant. If the Participant is not employed by the Employer at the end of the Limitation Year or any succeeding Limitation Year before the Excess Amount is allocated, the Excess Amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Employer contributions (including the allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary in accordance with subsection (2) below.

                  (2) If a suspense account is in existence at any time pursuant to this subsection (b), it shall not participate in any allocation of the Fund's investment gains and losses. If the Plan is terminated, any such suspense account shall revert to the Employer to the extent it may not then be allocated to any Participant's Account.

         (c) If a Participant is, or was, covered under a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction may not exceed
                  1.0 in any Limitation Year. If, in any Limitation Year, the sum of the Defined Benefit Plan Fraction and the Defined
                  Contribution Plan Fraction will exceed 1.0, the rate of benefit accruals under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

         (d) For purposes of this Section 11.09, the following terms shall have the following meanings:

                  (1)      "Defined   Contribution   Dollar   Limitation"  means
                           $30,000 as adjusted under Code section 415(d).

                 (2)      (A)       Subject   to   subparagraph   (B),   "Annual
                                    Addition"  means the amount  allocated  to a
                                    Participant's  Account  during the Plan Year
                                    that  constitute  (i) the lesser of Employer
                                    contributions  or the fair  market  value of
                                    the Financed  Shares released as a result of
                                    the contributions`,  (ii) forfeitures, (iii)
                                    participant and elective contributions,  and
                                    (iv)  amounts   allocated  to an  individual
                                    medical   account,  as  defined  in  section
                                    415(1)(2) of the  Code,  which  is part of a
                                    pension  or  annuity plan  maintained by the
                                    Employer,   or   amounts   derived      from
                                    distributions  which  are   attributable  to
                                    post-retirement medical benefits,  allocated
                                    to the separate account of a  key  employee,
                                    as  defined  in Code section   419(A)(d)(3),
                                    under a   welfare benefit  fund,  as defined
                                    in Code section 419(e), maintained by the Employer, both only with respect to Annual
                                    Additions for a defined contribution plan.


                          (B) The term "Annual Addition" shall not include any Company contributions applied to pay interest on an Acquisition Loan, or any Financed Shares which are allocated as Forfeitures; provided however, this sentence shall not apply in a Limitation Year for which more than one-third of the Company contributions, which are deductible under Code section 404(a)(9), are allocated to the Accounts of Highly Compensated Employees.

                 (3) "Maximum Permissible Amount" means the minimum Annual Addition allowed under Section 11.09(a) above.

                 (4) "Excess Amount" means, with respect to a Participant, the excess of his Annual Additions for the Limitation Year over the Maximum Permissible Amount, which occurs due to an allocation of Forfeitures, an error in estimating a Participant's Compensation, or any other fact or circumstance recognized by the Secretary of the Treasury or his delegate as reasonable.

                 (5) "Limitation Year" means a 12 consecutive month period ending on the Anniversary Date.

                 (6) "Defined Benefit Plan Fraction" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of section 415(b)(1)(A) of the Code in effect for the Limitation Year, or (ii) 1.4 times the Participant's average compensation for the three consecutive years that produces the highest average. Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregard ing any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

                 (7) "Defined Contribution Plan Fraction" is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all defined contribution plans maintained by the Employer (whether or not terminated), for the current and all prior Limitation Years, and the denomina tor of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Employer (i) 1.25 times the dollar limitation in effect under section 415(c)(l)(A) of the Code for such year, or (ii) 1.4 times the amount which may be taken into account under section 415(c)(1)(B) of the Code. Notwithstanding the above, if the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of the this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of the Defined Contribution Plan Fraction will be permanently subtracted from the numerator of the Defined Contribution Fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 6, 1986, but using the Section 415 of the Code limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

                 (8)       "Compensation"   means  Compensation  as  defined  in
                           section 1.13(a) except that any exclusion described in section 1.13(a) shall not apply. Notwithstand ing any provision in Section 1.13(a) to the contrary, Compensation shall include all amounts actually paid or made available during the Limitation Year.

                 (9) Projected Annual Benefit Income" means the annual benefit to which the Participant would be entitled under the terms of the Plan, if the Participant continued employment until Normal Retirement Age (or current age, if later) and the Participant's compensation for the Limitation Year and all other relevant factors used to determine such benefit remain constant until Normal Retirement Age (or current age, if later).

         (e) If the Company or any Employer contributes any amount on behalf of a Participant in this Plan, to any other defined contribution plan, welfare benefit fund as defined in Code section 419(e), or individual medical account as defined in Code section 415(l)(2), maintained by any Employer, then the limitation on annual additions provided in Section 11.09(a) shall apply in the aggregate to this Plan and such other plans. Reductions of annual additions, where required, shall be accomplished first in the manner set forth in the Company's 401(k) Profit Sharing Plan, and then by allocating any remaining excess to this Plan and accomplishing the reductions in the manner set forth in this Section 11.09. For the purpose of applying the term "Employer" in this Section 11.09, the references in Section 1.15 to Code Sections 414(b) and 414(c) shall be modified as provided in Code Section 415(h).

11.10 STATUS OF PARTICIPANTS. Neither the establishment or any amendment of the Plan, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, the Administrator or the Trustee except as expressly provided herein, and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected hereby except as expressly provided herein.

11.11 INCAPACITATED RECIPIENT. If the Administrator finds that any Participant or any Beneficiary entitled to receive a payment under this Plan is unable to care for his affairs because of illness, injury or minority, any such payment may, at the Administrator's direction, be made for his benefit to the spouse, child, brothers, sisters, parents or the person having custody of such Participant or such Beneficiary, unless a prior claim shall have been made by a duly appointed guardian or other legal representative.

11.12 DISCRETIONARY ACTS. Any discretionary acts to be taken, or policies to be adopted, under the terms and provisions of this Plan and Trust Agreement by the Administrator or the Trustee shall be uniform in their nature and application to all those similarly situated.

11.13 NOTICES TO ADMINISTRATOR. The Company shall notify the Administrator of the occurrence of any event of which the Company has knowledge that would make any Participant or any Beneficiary eligible for any benefit under the Plan.

11.14    UNCLAIMED ACCOUNT PROCEDURE.

         (a) The Plan does not require either the Trustee or the Administrator to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Administrator, by certified mail addressed to his last known address of record with the Administrator or the Employer, shall notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Administrator within six months from the date of mailing of the notice, the Administrator shall thereafter treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as a Forfeiture, which shall be reallocated in accordance with
                  Section 4.03 for the Plan Year in which the Forfeiture occurs. A Forfeiture under this Section shall occur when the Administrator determines that the Participant or Beneficiary cannot be located.

         (b) If a Participant or Beneficiary who has incurred a Forfeiture of his Accrued Benefit under this Section makes a claim, at any time, for his forfeited Accrued Benefit, the Administrator shall restore the Participant's or Beneficiary's forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Administrator shall make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of forfeitures the Administrator otherwise would allocate for the Plan Year, and then from the amount or additional amount, the Employer shall contribute to enable the Administrator to make the required restoration. The Administrator shall direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him not later than sixty days after the close of the Plan Year in which the Administra tor restores the forfeited Accrued Benefit. The forfeiture provisions of this Section shall apply solely to the Participant's or to the Beneficiary's Accrued Benefit derived from Employer contributions.


                                   SECTION 12.

                           FIDUCIARY RESPONSIBILITIES


12.01 NAMED FIDUCIARIES. The control, management and administration of the Plan and the control, management and disposition of the Fund shall be controlled by the following fiduciaries (individually a "Named Fiduciary" and collectively the "Named Fiduciaries"): The Company, the Administrator, the Administrative Committee, the Investment Committee, and the Trustee.

12.02 POWERS AND RESPONSIBILITIES. Each Named Fiduciary shall have only such powers and responsibilities as are expressed in the Plan. Any power or responsibility for the control, management or administration of the Plan or Fund which is not expressly allocated to a Named Fiduciary shall be deemed allocated to the Administrator. Each Named Fiduciary shall have no responsibility to inquire into the accounts and omissions of any other Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary by the Plan. This provision is intended to allocate to each Named Fiduciary the individual responsibility for the prudent execution of the functions assigned to that Named Fiduciary, and none of such responsibilities or any other responsibility shall be shared by two or more Named Fiduciaries unless such sharing shall be provided for by a specific provision of the Plan or the Trust. If one Named Fiduciary is required by the Plan to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed his sole responsibility.

12.03 ALLOCATION OF RESPONSIBILITIES. Any Named Fiduciaries may by agreement among themselves allocate to one or more other Named Fiduciaries any responsibility or duty assigned to a Named Fiduciary by the Plan; provided, however, that any agreement respecting such allocation shall be in writing and shall be filed by the Administrator with the records of the Plan. No such agreement shall be effective as to any Named Fiduciary which is not a party to the agreement until such Named Fiduciary has received written notice of the agreement from the Named Fiduciaries who are parties to the agreement. Any Named Fiduciary may, by written instrument filed by the Administrator with the records of the Plan, designate a person who is not a Named Fiduciary to carry out any of the Named Fiduciary's responsibilities under the Plan; provided, however, that no such designation shall be effective as to any other Named Fiduciary until such other Named Fiduciary has received notice of that designation.

12.04 EMPLOYEES. Any Named Fiduciary or a person designated by a Named Fiduciary to perform any responsibility of the Named Fiduciary pursuant to the procedure described in Section 12.03 may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under the Plan or such person has because of such designation.

12.05 FUNDING POLICY. The Administrative Committee annually shall determine anticipated liquidity requirements to meet projected benefit payments for the following Plan Year and, if any adjustment from previous annual liquidity requirements is appropriate, notice of the adjusted requirement shall be communicated as soon as possible to the Trustee in writing so that Fund investment policies may be appropriately coordinated with Plan needs. If no notice is delivered to the Trustee by the first day of any Plan Year, the Trustee may assume without further inquiry that the liquidity requirements for such Plan Year remain the same as requirements for the preceding Year.

                                   SECTION 13.

                                  COMPANY STOCK


13.01 VOTING OF COMPANY STOCK. Except as provided in subsections (a) and (b), all Company Stock held in the Trust shall be voted by the Trustee as directed by the Administrative Committee.

         (a) With respect to the voting of Company Stock which is not a registration type class of securities, a Participant (or Beneficiary) shall have the right to direct the Trustee regarding the voting of such Company Stock allocated to his Company Stock Account with respect to any corporate matter which involves the approval or disap proval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially ail assets of a trade or business, or such similar transaction as the Treasury may prescribe in regulations.

         (b) Each Participant (or Beneficiary) shall have the right to direct the Trustee as to the exercise of any and all voting rights attributable to shares of Company Stock then allocated to his Company Stock Account, but only if the shares are a registration type class of securities.

         (c) The term "registration type class of securities" means (1) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, and (2) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection
                  (g)(2)(H) of such Section 12.

13.02    DIVIDENDS ON COMPANY STOCK.

         (a) Any cash dividends paid with respect to Company Stock (including Company Stock held in a suspense account) shall be allocated to the Other Investments Account of a Participant in the same ratio, determined as of the dividend declaration date, that Company Stock allocated to a Participant's Company Stock Account bears to the Company Stock allocated to all Company Stock Accounts. However, cash dividends shall not be allocated to Other Investment Accounts to the extent the Administrator directs the Trustee (1) to apply the dividends to the payment of an Acquisition Loan in accordance with subsection (b), or (2) to apply the dividends to purchase additional shares of Company Stock as provided in Section 4.02.

         (b) Any cash dividends paid with respect to Company Stock allocated to a Participant's Company Stock Account or held in a suspense account may (as required by the applicable Acquisition Loan documentation or, if not so required, as determined in the sole discretion of the Administrator) be used to repay the principal balance of an outstanding Acquisition Loan or interest thereon in whole or in part, or to purchase additional shares of Company Stock as provided in Section
                  4.02. Financed Shares released from the suspense account by reason of dividends paid with respect to Company Stock shall be allocated to Participants' Company Stock Accounts as follows:

                  (1) First, Financed Shares with a Fair Market Value at least equal to the dividends paid with respect to the Company Stock allocated to the Partici pants' Company Stock Accounts shall be allocated among and credited to the Company Stock Accounts of such Participants, pro rata, according to the number of shares of Company Stock held in such accounts on the dividend declaration date.

                  (2) Then, any remaining Financed Shares released shall be allocated among and credited to the Company Stock Accounts of all Participants, pro rata, according to each Participant's Compensation.

13.03 PUT OPTION. If the Company Stock is or becomes not readily tradeable on an established securities market, then, at the time of distribution, the Employer shall issue a "put option" with respect to Company Stock. The put option shall permit the Participant to sell the Company Stock to the Employer, at any time during two option periods, at the current fair market value. The first put option period shall run for a period of 60 days commencing on the date of distribution of the Company Stock to the Participant, and if not exercised within that period the put option shall temporarily lapse. The fair market value of the Company Stock shall be re-calculated as of the close of the Plan Year in which the first put option period commenced, and the Administrator shall notify each distributee, who did not exercise the put option during the first period, of the revised value of the Company Stock. The second put option period shall commence on the date such notice is given and shall permanently lapse 60 days thereafter. If a Participant or Beneficiary exercises his put option, the Employer shall purchase the Company Stock at fair market value upon the terms provided under Section 13.04. The Employer may grant the Trust an option to assume the Employer's rights and obligations under Sections 13.03 and 13.04. Sections 13.03 and
         13.04 shall continue to apply to any the shares of Company Stock acquired with the proceeds of an Acquisition Loan even if the Plan ceases to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7).

13.04 PAYMENT OF PURCHASE PRICE. If the Company (or the Trustee at the Administrator's direction) exercises an option to purchase Company Stock pursuant to the exercise of a put option under Section 13.03, the payment shall be made under (a) or (b) below at the election of the Employer or Trustee.

                  (1) If the Company Stock was distributed as part of a total distribution, payment may be made in substantially equal installments over a period not exceeding 5 years, subject to a Participant's election for a longer period. The first installment shall be paid no later than 30 days after the Participant or Beneficiary exercises the put option. The balance of the purchase price shall be evidenced by a promissory note delivered to the selling Participant or Beneficiary on the closing date. The note shall bear a reasonable rate of interest, determined as of the closing date, and the purchaser shall provide adequate security for payment of the note. The note shall provide for equal annual installments with interest payable on each installment, the first installment being due and payable one year after the closing date. The note shall also provide for acceleration upon 30 days' default of the payment on interest or principal and shall grant to the maker of the note the right to prepay the note in whole or in part at any time or times without penalty

         (a) If the distribution was not part of a total distribution, the payment shall be in a lump sum. If the distribution was part of a total distribution, the purchaser may elect to make payment in a lump sum. If the payment is by lump sum, the purchaser shall pay the Participant or Beneficiary the fair market value of the Company Stock being purchased no later than 30 days after the date the Participant or Beneficiary exercises the put option.

         (b)      The following terms shall have the meanings indicated below:

                  (1) "Closing date" means the date and time on which the selling Participant or Beneficiary and the purchaser may agree for purposes of effecting a sale and purchase under Section 13.03, provided the closing date shall occur not later than 30 days after the Participant or Beneficiary exercises a put option.

                  (2) "Fair market value" means the value of the Company Stock determined in accordance with Section 9.04 (A) as of the date of the exercise of an option if the exercise is by a disqualified person, or (B) in all other cases, as of the most recent Valuation Date.

                  (3) "Total distribution" means a distribution to a Participant or Beneficiary, within one taxable year of the recipient, of the entire balance to the recipient's credit under the Plan.


                                     SECTION 14.

                            AMENDMENT AND TERMINATION

14.01 AMENDMENT. The Company reserves the right in its sole and final discretion to amend or modify the Plan and the Trust in any respect at any time and from time to time to any extent which it may deem desirable, and any amendment may be effective as of any date (including a date that precedes the date of adoption); provided, however, that

         (a) Without the written consent of the Trustee no amendment shall be made which will increase the duties or responsibilities of the Trustee;

         (b) Except for amendments required by the Internal Revenue Service as a condition of its approval of the Plan and Trust as qualifying under Section 401(a) and Section 501(a) of the Code, and subject to Sections 11.02 and 11.14 of this Plan,
                  (1) no amendment shall divest any Participant or Beneficiary of any interest vested in that Participant or Beneficiary and
                  (2) no amendment shall permit any part of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Employees and Beneficiaries;

         (c) No amendment shall decrease the balance of a Participant's Account or eliminate an optional form of distribution with respect to any Account balance at the date of the amendment, except to the extent permitted under Sections 412(c)(8) or 411(d)(6) of the Code; and

         (d) Any amendment shall be by action of the Company's Board of Directors.

14.02 TERMINATION. The Company may in its sole and absolute discretion terminate (including by permanent discontinuance of contributions), or partially terminate, the Plan at any time. Any termination of the Plan shall be by action of the Company's Board of Directors. If the Company terminates or partially terminates this Plan, then for all purposes of this instrument each affected Participant's Account shall be 100 percent Nonforfeitable. The Account shall, notwithstanding Section 5.04(b), be distributed in a lump sum as soon as administratively practicable after the termination, if the Employer does not maintain any other defined contribution plan. As of the date of distribution of Accounts in connection with the termination, the Administrator shall allocate the net income, gain or loss occurring since the last Valuation Date to the Accounts pro rata in an equitable and nondiscriminatory manner. The net income, gain or loss shall be determined after such reduction for fees and other administrative expenses relating to the termination as the Administrator may determine.

                  IN WITNESS WHEREOF, the Company and the Trustee have executed this Plan and Trust Agreement as of January 1, 1999, but actually on January 29, 1999.


                                    REPUBLIC BANCORP, INC.

                                    By   /S/ MARK A. VOGT

                                    Title:   SVP

                                    REPUBLIC BANK & TRUST COMPANY


                                    By   /S/ E. WILLIAM PETTER

                                    Title:  Executive Vice President



                                    REPUBLIC FINANCIAL SERVICES
                                    CORPORATION


                                    By     /S/ E. WILLIAM PETTER

                                    Title:





                                    REPUBLIC BANK & TRUST COMPANY, Trustee


                                    By    /S/ E. WILLIAM PETTER

                                    Title:   Executive Vice President